SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549


                                     FORM 8-K

                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


                        Date of Report:   November 8, 1994
                         (Date of earliest event reported)

                           INSTRUMENT SYSTEMS CORPORATION
               (Exact name of registrant as specified in its charter)



      Delaware                   1-6620                11-1893410
   (State or other           (Commission             (IRS Employer
    jurisdiction of          File Number)            Identification
    incorporation)                                      Number)



    100 Jericho Quadrangle, Jericho, New York             11753
    (Address of principal executive offices)            (Zip Code)




Registrant's telephone number including area code    (516)  938-5544





(Former name of former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS

     (a) On April 2, 1986, the Board of Directors of Instrument Systems Corporation (the "Company") declared a dividend distribution of one common stock purchase right (the "Rights") for each outstanding share of Common Stock, $.25 par value (the "Common Stock") of the Company. The distribution was payable on May 2, 1986 to the shareholders of record on May 2, 1986. Once exercisable, each Right entitles the registered holder thereof to purchase from the Company one-half (1/2) share of the Common Stock at an exercise price of $6.00 per one-half of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as amended (the "Rights Agreement") between the Company and American Stock Transfer Company, as Rights Agent (the "Rights Agent"). On November 8, 1994, the Company and the Rights Agent entered into an Amendment, dated as of November 8, 1994, to the Rights Agreement (the "Amendment"), a copy of which is filed as Exhibit 4 hereto and is hereby incorporated herein by reference.

     Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement, or announcement of an intention to make, a tender offer or exchange offer by a person (other than the Company, any wholly-owned subsidiary of the Company or certain employee benefit plans) which, if consummated, would result in such person becoming an Acquiring Person (the earlier of the dates being called the "Distribution Date"), the Rights will be evidenced by the Common Stock certificate with a copy of a Summary of Rights attached hereto.
The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after May 2, 1986 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. In certain circumstances, shares of Common Stock issued after the Distribution Date will be accompanied by Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. No less than two Rights, and only integral multiples of two Rights, may be exercised at any one time by any holder of Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on May 2, 1996, unless earlier redeemed by the Company as described below.

     The Purchase Price payable, and the number of halves of shares of the Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above).

     In the event that after the Distribution Date the Company were acquired in a merger or other business combination transaction or that 50% or more of its assets or earning power were sold, proper provision is to be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right. In the event that at any time any person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of the Common Stock which at the time of such transaction would have a market value of two times the exercise price of the Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise. No less than two Rights, and only integral multiples of two Rights, may be exercised at any time and no Rights may be exercised that would entitle the holder thereof to any fractional share greater than one-half of a share unless concurrently therewith such holder purchases an additional fraction of a share which, when added to the number of shares to be received upon such exercise, equals an integral number of shares.

     At any time prior to the time at which a person or group or affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of the Common Stock of the Company (the "Shares Acquisition Date"), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. In addition, the Rights Agreement permits the Board of Directors, following the acquisition by a person or group of beneficial ownership of 15% or more of the Common Stock (but before an acquisition of 50% or more of the Common Stock), to exchange the Rights (other than Rights owned by such 15% person or group), in whole or in part, for Common Stock, at an exchange ratio of one share of Common Stock per Right.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency and by the Continuing Directors (as defined in the Rights Agreement), prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person who attempts to acquire the Company without the consent of the Board of Directors. The Rights will not affect a transaction approved by the Company prior to the existence of an Acquiring Person, because the Rights can be redeemed before the consummation of such transaction.

     The Rights Agreement and the Amendment are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibits.

     (b) The Company also amended its By-Laws to require stockholders, among other things, to give advance notice prior to proposing any business to be acted upon at a meeting of shareholders or prior to nominating persons for election as directors. A copy of the Company's By-Laws as amended through November 8, 1994 is attached as Exhibit 3 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          3 By-Laws of Instrument Systems Corporation, as amended, through November 8, 1994.

          4 Form of Rights Agreement dated as of April 2, 1986 between Instrument Systems Corporation and American Stock Transfer & Trust Company, as Rights Agent (previously filed as an exhibit to the Registration Statement on Form 8-A, dated January 19, 1993, with respect to the Rights).

          4.1 Form of Amendment to the Rights Agreement dated as of November 8, 1994, between Instrument Systems Corporation and American Stock Transfer & Trust Company, as Rights Agent.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


Dated:    November  21, 1994


                          INSTRUMENT SYSTEMS CORPORATION

                          By:  Patrick Alesia
                               ----------------------------
                               Patrick Alesia
                               Vice President and Treasurer

                                  EXHIBIT INDEX


EXHIBIT NO.          DESCRIPTION




     3 By-Laws of Instrument Systems Corporation, as amended, through November 8, 1994.

     4 Rights Agreement dated as of April 2, 1986 between Instrument Systems Corporation and American Stock Transfer & Trust Company, as Rights Agent (previously filed as an exhibit to the Registration Statement on Form 8-A, dated January 19, 1993, with respect to the Rights).

     4.1 Form of Amendment to the Rights Agreement dated as of November 8, 1994, between Instrument Systems Corporation and American Stock Transfer & Trust Company, as Rights Agent.